UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2017

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37508	27-0395455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2940 N. Highway 360, Grand Prairie, TX	75050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 408-1300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.Other Events.

On June 26, 2017, Neos Therapeutics, Inc. (the “Company”) issued a press release announcing the commencement of an offering of its common stock (the “Offering”). A copy of this press release is filed as Exhibit 99.1 to this Form 8-K.

On June 26, 2017, in connection with the Offering, the Company filed a preliminary prospectus supplement to the base prospectus included in the Company’s shelf registration statement on Form S-3 (No. 333-212809), filed with the SEC on August 1, 2016 and declared effective by the SEC on August 12, 2016.  The preliminary prospectus supplement describes certain elements of the Company’s business strategy and certain recent developments, including those set forth below.

Recent Developments

ADHD market and Adzenys XR-ODT update

With respect to Adzenys XR-ODT, the Company’s amphetamine extended-release orally disintegrating tablets approved by the FDA for the treatment of attention deficit hyperactivity disorder, monthly prescriptions filled have continued to increase since its commercial launch on May 16, 2016. Based on data from QuintilesIMS, a total of 94,858 prescriptions for Adzenys XR-ODT were filled for the period from its commercial launch through June 9, 2017. The number of prescribers of Adzenys XR-ODT continues to grow, and as of May 26, 2017, 7,001 health care providers had written prescriptions for the product.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release dated June 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017	NEOS THERAPEUTICS, INC.

	By:	/s/ Vipin Garg
Vipin Garg
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 26, 2017